Exhibit 10.1
PREFERRED STOCK REPURCHASE AND SUPPORT AGREEMENT
This PREFERRED STOCK REPURCHASE AND SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time, and including the exhibits hereto, this “Agreement”), dated as of June 22, 2018, is entered into by and among Ambac Assurance Corporation (the “Company”), Ambac Financial Group, Inc. (“AFG”) and the undersigned holders (each, a “Holder,” and such Holders together, the “Holders”) of one or more series of the Company’s outstanding Auction Market Preferred Shares (“AMPS”). The Company, AFG, each Holder, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred to herein as the “Parties” and each individually as a “Party.”
RECITALS:
A.Each Holder is the beneficial owner of one or more series of AMPS as set forth on such Holder’s signature page to this Agreement. Schedule 1 hereto sets forth the aggregate liquidation preference of each series of AMPS held by the Holders.
B.Exhibit A hereto (the “Term Sheet”) and the provisions hereof set forth the key terms of (a) the repurchase by the Company of AMPS owned by the Holders (the “Repurchase”), and (b) the purchase by AFG of AMPS owned by the Holders (the “AFG Purchase” and, together with the Repurchase, the “Purchases”), to be conducted pursuant to transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
C.Pursuant to and subject to the terms of this Agreement, the Holders have agreed to approve the Purchases and the Charter Amendment at a Special Meeting of the Company’s shareholders.
D.The Parties have agreed to the terms and conditions of the Purchases set forth herein and in the Term Sheet.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Section 1.Definitions. In addition to the terms defined above, as used in this Agreement, the following terms shall have the meanings specified below:
a.“Agent’s Message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, stating that The Depository Trust Company has received from the tendering participant an express acknowledgment stating: (i) the amount of AMPS validly tendered by such participant, (ii) that such participant has received a copy of the offering document and letter of transmittal with respect to any tender or exchange offer and agrees to be bound by the terms and conditions of any tender or exchange offer as described in the offering document and letter of transmittal with respect to any tender or exchange offer, and (iii) that the Company and AFG may enforce the terms and conditions of the letter of transmittal with respect to any tender or exchange offer against such participant.
b.“Articles of Incorporation” means the Company’s Restated Articles of Incorporation, dated February 13, 2004, as amended by the Articles of Amendment, dated December 4, 2008, June 7, 2010 and February 16, 2018, as may be further amended from time to time.
c.“Business Day” means any day other than Saturday, Sunday, and any day that is a legal holiday or a day on which banking institutions in New York, New York are required or authorized by law or governmental action to close.
d.“Bylaws” means the Restated Corporate Bylaws of the Company dated May 11, 2012, as amended from time to time.
e.“Closing” means the closing of the Purchases.
f.“Charter Amendment” has the meaning given such term in the Term Sheet.
g.“Closing Date” means the date on which the Closing occurs.
h.“Definitive Documents” means (x) the final minutes or resolutions of the Special Meeting and related amendment to the Articles of Incorporation (the “Approval Documentation”), and (y) the offering document for the Purchase Offer and other documentation for the Purchases (the “Purchase Documentation”), in the case of each of clauses (x) and (y), substantially on the terms and conditions set forth herein and in the Term Sheet, and (z) any other documents contemplated hereby and/or ancillary or incidental to the foregoing or the Term Sheet.
i. “Holder Counsel” means a nationally recognized firm with experience in the matters described in this Agreement reasonably acceptable to AFG and the Company; provided that, for the avoidance of doubt, the Company and AFG hereby acknowledge that Kramer Levin Naftalis & Frankel LLP is acceptable to the Company and AFG as Holder Counsel.
j.“Fiscal Agency Agreement” means that certain Fiscal Agency Agreement, dated as of June 7, 2010, as amended on October 3, 2014, between the Company, as Issuer, and the Bank of New York Mellon, as Fiscal Agent (as amended, modified, or otherwise supplemented from time to time prior to the date hereof) relating to the Senior Surplus Notes.
k.“Minimum Participation Condition” has the meaning given to such term in the Term Sheet.
l. “OCI” means the Wisconsin Office of the Commissioner of Insurance.
m.“Partial Participation Holders” means New Generation Advisors, LLC, IBS Capital LLC, Wilfrid Investment Partners LP, USDR Investment Management, Broadbill Partners LLC, Alimco Financial Corporation and Milfam II, L.P.
n.“Proxy” has the meaning given such term in Section 4(b)(2) of this Agreement.

o.“Regulator” means each of (i) OCI and (ii) any other regulatory authority with jurisdiction over the operations of a Party.
p.“Representatives” means a person’s or entity’s former and current officers, former and current directors, former and current principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, and other professionals, each solely in its capacity as such.
q. “SEC” means the United States Securities and Exchange Commission.
r.“Senior Surplus Notes” means the 5.1% Surplus Notes due June 7, 2020, issued by the Company pursuant to the Fiscal Agency Agreement.
s.“Signing Date” means the date of the execution of this Agreement, on which such date holders of at least two-thirds of the aggregate liquidation preference of AMPS are Parties.
t.“Special Meeting” means the special meeting of the Company’s shareholders called to vote on the Charter Amendment and, for holders of the AMPS only, the Purchases.
u.“Transactions” means the Purchases and the Charter Amendment.
Section 2.    Term Sheet. The Term Sheet is expressly incorporated herein and made a part of this Agreement. The key terms and conditions of the Purchases are set forth in the Term Sheet.
Section 3.    Definitive Documents; Good Faith Cooperation.
(a)    The Company and AFG hereby covenant and agree to exercise reasonable best efforts with respect to the pursuit, approval, implementation, and consummation of the Transactions.
(b)    The Company will request that OCI include a statement in any approval order provided to the Company confirming that the Senior Surplus Notes provided as consideration in the Transactions are of the same priority as the existing Senior Surplus Notes.
(c)    The Parties hereby covenant and agree to use commercially reasonable efforts with respect to the negotiation, drafting, execution and delivery of the forms of the Definitive Documents, which shall reflect the terms of this Agreement and otherwise be in form and substance reasonably satisfactory to each Party, on or prior to July 6, 2018.
(d)    The Parties hereby covenant and agree not to (i) object to, delay, impede, or commence any proceeding pertaining to, or take any other action to interfere, directly or indirectly, in any material respect with the acceptance or implementation of, the Transactions; (ii) encourage or support any person or entity to do any of the foregoing, or (iii) in the case of any Holder, exercise any rights under the Articles of Incorporation, the Fiscal Agency Agreement or any other agreement with the Company, or instruct any other person or entity to exercise any such rights, in each case that is inconsistent with this Agreement; provided, for the avoidance of doubt, this Agreement does not apply to any securities or other obligations that may be owned by non-affiliated clients of a Holder.

(e)    The Parties hereby agree that no public announcement of the Transactions or the signing of this Agreement shall be made prior to the fourth Business Day following signing of this Agreement; provided that the Company and AFG may, in its sole discretion, make such a public announcement prior to the fourth Business Day following signing of this Agreement.
(f)    Each Holder hereby covenants and agrees that at the close of business on the Closing Date it will own less than 5% of AFG’s common stock, par value $0.01 per share (the “Common Stock”), treating (i) all Common Stock or warrants held by affiliates of such Holder or funds, sponsored products or accounts managed by such Holder as owned by such Holder and (ii) all warrants that were issued to it or received by it in the Transactions and held by it at the close of business on the Closing Date (taking into account the preceding clause (i)) as having been exercised for cash.
Section 4.    Support for the Transactions.
(a)    AFG and the Company. So long as this Agreement has not been terminated in accordance with its terms, each of AFG and the Company agrees and covenants that it will use commercially reasonable efforts to take or cause to be taken all actions commercially reasonable, necessary and appropriate in furtherance of the Transactions (provided that commercially reasonable efforts, as used in this Agreement, shall not require a Party to purchase or sell any securities, incur any material expense, give up any material rights, incur any material obligation or support any transaction, except as expressly set forth in this Agreement), including:
(1)    to commence an offer to all holders of AMPS with respect to the Purchases on the terms and conditions set forth herein and in the Term Sheet (the “Purchase Offer”) no later than July 13, 2018;
(2)    to properly notice (the “Notice”), no later than 10 calendar days prior to expiration of the Purchase Offer (as the expiration date may be extended from time to time in Ambac’s sole discretion) and hold, on the 10th calendar day (or the next succeeding business day) after the date of such Notice, one or more special meetings of holders of AMPS in accordance with the Articles of Incorporation and Bylaws to permit the effectuation of the Transactions upon satisfaction or waiver of the conditions thereto as provided in the Term Sheet and herein;
(3)    to defend in good faith any suit or other legal or administrative proceeding seeking to interfere with, impair, or impede the Transactions;
(4)    to not directly or indirectly seek, solicit, support or encourage others to formulate any tender offer, settlement offer, exchange offer, or alternative transaction for or involving the AMPS other than the Transactions;
(5)    to not object to, nor otherwise commence any proceeding to oppose, the Transactions or any portion thereof; and

(6)    subject to the satisfaction or waiver, in each of AFG’s and the Company’s discretion, of any conditions precedent to the Transactions, to consummate the Transactions, including delivery of all securities required to be delivered therein.
(b)    Holders. So long as this Agreement has not been terminated in accordance with its terms, each Holder agrees and covenants, as to itself only, that:
(1)    it shall on the Signing Date provide the proxy attached hereto as Exhibit B (the “Proxy”) with an instruction to vote all of such Holder’s AMPS in favor of the Purchases and the Charter Amendment, as provided in the Term Sheet;
(2)    subject to the satisfaction or waiver of any conditions precedent to the Transaction, it shall tender into the Purchase Offer and not withdraw all AMPS beneficially owned by it, together with properly completed and duly executed letter(s) of transmittal or Agent’s Message(s) with respect to the AMPS it owns, pursuant to the terms and subject to the conditions set forth in the Term Sheet and the Purchase Documentation; provided that, each Partial Participation Holder shall tender its pro rata portion of 55% of the AMPS beneficially owned by the Partial Participation Holders to the Company, AFG or any of their respective affiliates on the Closing Date. If so requested by the Partial Participation Holders on or prior to the Closing, the Company shall, prior to the Closing, adjust each Partial Participation Holder’s tendered amount of AMPS such that each Partial Participation Holder only tenders the greater of (i) its pro rata portion of AMPS beneficially owned by the Partial Participation Holders necessary for the total amount of AMPS tendered by holders of AMPS to satisfy the Minimum Participation Condition and (ii) 25% of AMPS beneficially owned by the Partial Participation Holder. For the avoidance of doubt, if this Agreement terminates prior to consummation of the Purchases, Holders shall be permitted to withdraw AMPS tendered into the Purchase Offer (and such right shall survive such termination of this Agreement);
(3)    it shall not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any tender offer, settlement offer, exchange offer, or any alternative transaction for or involving the AMPS other than the Transactions; and
(4)    it shall not object to, nor otherwise commence any proceeding to oppose, the Transactions.
Section 5.    Representations and Warranties.
(a)    Each of the Parties, severally and not jointly, represents and warrants to each of the other Parties that the following statements are true and correct as of the date hereof:
(1)    Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement and the Term Sheet.
(2)    Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(3)    No Conflicts. The execution, delivery, and performance by it of this Agreement do not and shall not, subject to satisfaction of the conditions set forth in the Term Sheet, (i) violate any provision of law, rule, or regulation applicable to it or its certificate of incorporation or by-laws (or other organizational documents) or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.
(4)    Governmental Consents. The execution, delivery, and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, notice to, or other action to, with, or by, any federal, state, or other governmental authority or regulatory body, except filings made, or such consents or approvals obtained, prior to the date hereof or as may be necessary or required (a) to comply with such Party’s disclosure obligations under relevant securities laws or (b) for approval by OCI (including satisfaction of the conditions set forth in the Term Sheet).
(5)    Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(6)    Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that would adversely affect its ability to enter into this Agreement or perform its obligations under this Agreement and the Term Sheet.
(7)    Negotiations. The consideration that the Company and AFG are willing to pay and the Holders are willing to accept has resulted from an arm’s-length negotiation among the Parties.
(b)    Each Holder represents and warrants, severally and not jointly, to each of the other Parties that the following statements are true, correct, and complete as of the date hereof:
(1)    Ownership. It is the sole legal and beneficial owner of the AMPS as set forth on its signature page to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, proxy, voting restriction, right of first refusal or other limitation on disposition of any kind, and has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any rights, title or interests in (or portion thereof) such AMPS. It has full power and authority to act on behalf of, vote and consent to matters concerning such AMPS with respect to matters relating to the Transactions, and dispose of, exchange, assign and transfer and accept satisfaction of such AMPS pursuant to the Transactions.
(2)    Laws. It (i) is a sophisticated investor with respect to the transactions described herein with knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of owning and investing in securities similar to the

AMPS (including any securities that may be issued in connection with the Repurchase), making an informed decision with respect thereto, and evaluating the terms and conditions of this Agreement, and it has made its own analysis and decision to enter in this Agreement, (ii) is either (x) an “institutional accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act, (y) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (z) a non-U.S. person within the meaning of Rule 902 of the Securities Act, and (iii) has reviewed AFG’s public filings with the SEC and other publicly available information regarding the Company and AFG and has obtained all information it deems necessary or appropriate in order to enter into this Agreement and make the investment decision contemplated hereby, and, notwithstanding the potential risks involved in the Purchases, the Holders desire to consummate the Purchases.
(3)     Solicitation. It engaged in the Transactions without any form of solicitation being made by either AFG or the Company.
(4)     Representations. It is not relying on any representation, warranty or covenant made by either AFG or the Company with respect to the Transactions other than as set forth in this Agreement and acknowledges that AFG and the Company are relying on its representations, warranties, acknowledgements, agreements and undertakings in this Agreement in engaging in the purchase of the AMPS from the Holders, and would not engage in such purchase in the absence of such representations, warranties, acknowledgements, agreements and undertakings.
(5)    Information. It acknowledges that (i) either or both of the Company and AFG may possess, whether on the date hereof, the Closing Date or at any other time, material non-public information regarding the AMPS and/or the Company that will not be provided to the Holders (“Excluded Information”), (ii) such Excluded Information may be indicative of a value of the AMPS that is substantially higher than the consideration offered or otherwise adverse to the Holders’ interest, and, therefore, such information could be material to the Holders’ decision to sell the AMPS and (iii) it has not requested and does not wish to receive Excluded Information from the Company or from AFG and agrees that neither the Company nor AFG shall have any liability to it with respect to the non-disclosure of Excluded Information.
(6)    AFG and Company Purchases. It is aware that each of the Company and AFG may at any time, and from time to time, purchase interests in the AMPS from other parties (whether in privately negotiated transactions or otherwise) and may purchase the AMPS at prices and on terms and conditions materially different from those applicable to the Purchases.
(7)    Negotiations. The consideration that the Company and AFG are willing to pay and the Holders are willing to accept has resulted from an arm’s-length negotiation among the Parties.
(c)    Each of the Company and AFG represents and warrants, severally and not jointly, to each of the other Parties that the following statements are true, correct, and complete as of the date hereof:

(1)    AFG and Company Purchases. To the extent the Company and/or AFG, or any affiliate thereof, pays consideration to any parties in respect of AMPS that is greater than or otherwise on terms materially more favorable to such parties than the consideration paid in, or the other terms of, the Transactions from the date hereof until the date that is 180 days following the Closing Date the Holders shall be promptly notified thereof and paid an additional amount of consideration such that the purchase price for the AMPS in the Transactions shall be equal to the consideration paid to such parties, and the Holders shall, if practicable, be offered any non-economic terms provided to such parties that are materially more favorable than the terms provided to the Holders in the Transactions.
(2)    Senior Surplus Notes. The Senior Surplus Notes to be issued in the Repurchase will be duly authorized obligations of AAC enforceable in accordance with their terms, and have the same seniority and priority in liquidation as the Senior Surplus Notes that are currently outstanding and otherwise be issued under and entitled to all the rights of the existing Senior Surplus Notes under the Fiscal Agency Agreement. For so long as the Senior Surplus Notes are outstanding, the Company and AFG will ensure that the information contemplated by Rule 144A(d) under the Securities Act is publicly available or made available upon request.
(3)    Non-Public Information. The Company shall issue a Release, as provided in the confidentiality agreements entered into between the Company and Holders, with the Disclosure Information, including this Agreement. Except with respect to the Disclosure Information, which shall be subject to a Release as provided above, each of AFG and the Company covenant and agree that neither it, nor any other person acting on its behalf will provide a Holder with any information that the Company believes constitutes or may constitute material nonpublic information, unless prior thereto such Holder shall have entered into a written agreement with the Company regarding the confidentiality and use of such information; and understands that the Holders shall be relying on the foregoing covenant in effecting transactions in securities of the Company. Capitalized terms used in this Section 5(c)(3) and not defined herein shall have the meanings assigned to such terms in the confidentiality agreements.
Section 6.    Transfer of AMPS.
(a)    Each Holder covenants and agrees that, so long as this Agreement has not terminated in accordance with its terms, it shall not, directly or indirectly, sell, pledge, hypothecate, or otherwise transfer any of its AMPS, or any right or interest (voting or otherwise) in any of its AMPS (including, without limitation, any participation therein) other than to (i) the Company or AFG or an affiliate thereof , (ii) one of more of its affiliates, or, in the case of a Holder that is managing AMPS on behalf of a fund, sponsored product or separate account, to another fund, sponsored product or account managed by such Holder; provided that such affiliate or such fund, sponsored product or account managed by such Holder executes and delivers to the Company, concurrently or prior to any binding commitment with respect to such transfer, assignment or other disposition, a joinder agreement in the form attached hereto as Exhibit C, agreeing to be bound by all the terms of this Agreement with respect to the relevant AMPS being transferred to such affiliate, fund, sponsored product or account managed by such Holder (which agreement shall include the representations and warranties set forth in Section 5 hereof), (iii) another Holder, or (iv) another party that executes and delivers to the Company, concurrently or prior to any binding commitment with respect to such transfer, assignment or other disposition, a joinder agreement in the form attached hereto as Exhibit C, agreeing to be bound by all the terms of this Agreement with respect to the relevant AMPS being transferred to such purchaser (which agreement shall include the representations and warranties set forth in Section 5 hereof).
(b)    This Agreement shall in no way be construed to preclude any Holder from acquiring additional AMPS. Any additional AMPS acquired by a Holder shall automatically be deemed to be AMPS of such Holder and shall be subject to all of the terms of this Agreement. In the event a Holder purchases or otherwise acquires any AMPS, the Holder shall promptly notify the Company and AFG of such purchase.
(c)    Notwithstanding anything to the contrary herein, (i) any acquisition or transfer of AMPS by a Holder that does not comply with Section 6(a) of this Agreement shall be null and void ab initio without the need for further action and each of the Company and AFG shall have the right to enforce the voiding of such transfer and (ii) this Agreement does not restrict the Holders from selling, pledging, hypothecating, transferring, purchasing or otherwise acquiring any securities or other obligations of AFG or the Company that may be owned, acquired or disposed of by Holders, other than AMPS.
Section 7.    Termination by the Holders. This Agreement may be terminated by Holders that, in the aggregate, beneficially own at least 66 2/3% of the liquidation preference of the AMPS held by the Holders as a whole, subject to the terms of this Agreement, upon the occurrence of any of the following events (each a “Holder Termination Event”), by delivering written notice of the occurrence of such event in accordance with Section 15 below to the other Parties:
(a)    the Purchases or the Definitive Documents do not conform in all material respects to the Term Sheet, except as approved by the Holders in accordance with Section 12 hereof;
(b)    the failure of the Purchase Offer to be commenced by July 13, 2018 (the “Commencement Date”);
(c)    the Notice of the Special Meeting has not been sent by August 28, 2018 (the “Notice Date”);
(d)    the modification of the Purchase Offer such that the Purchase Offer is not at least as favorable to Holders as contemplated by the Term Sheet and hereby; and
(e)    a material breach of any of the undertakings, representations, warranties, or covenants set forth in this Agreement by the Company or AFG that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 10th day after notice of such breach (for the avoidance of doubt, it shall be deemed such a material breach if the representations regarding the Senior Surplus Notes in Section 5(c)(2) above and beside the caption “Senior Surplus Notes” in the Term Sheet are not true and correct).

Notwithstanding anything herein to the contrary, a Holder may not seek to terminate this Agreement based upon a Holder Termination Event arising out of its own actions or omissions in violation of this Agreement.
Section 8.    Termination by the Company. Each of AFG and the Company shall have the right to terminate this Agreement on the occurrence of any of the following events (each a “Company Termination Event”) by giving written notice in accordance with Section 15 below to the other Parties:
(a)    a material breach of any of the undertakings, representations, warranties, or covenants set forth in this Agreement by any Holder that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 10th day after notice of such breach.
Notwithstanding anything herein to the contrary, AFG and the Company may not seek to terminate this Agreement based upon a Company Termination Event arising out of its own actions or omissions in violation of this Agreement.
Section 9.    Termination of Agreement. Each Party shall have the right to terminate this Agreement on the occurrence of any of the following events by giving written notice in accordance with Section 15 below to the other Parties:
(a)    any court of competent jurisdiction has entered a final, non-appealable judgment or order (i) declaring this Agreement or any material portion hereof to be illegal or unenforceable or (ii) restricting, preventing or prohibiting in any material respect the Purchases in a way that cannot reasonably be remedied by the Parties within the time periods set forth in Sections 7 and 8 hereof; or
(b)    the Purchase Offer has been withdrawn;
(c)    the Purchases have not been consummated by September 7, 2018 (the “Outside Date”); or
(d)    the Parties mutually agree to do so upon the receipt of written notice delivered in accordance with Section 15 hereof.
Notwithstanding anything to the contrary in this Agreement, the Term Sheet, or any other agreement, this Agreement shall terminate on the earlier of (a) the election of the Holders to terminate this Agreement upon the occurrence of a Holder Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in Section 7 hereof; (b) the election of the Company or AFG to terminate this Agreement upon the occurrence of a Company Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in Section 8 hereof and (c) the consummation of the Purchases and the effectiveness of the Amendments.
Section 10.    Effect of Termination and of Waiver of Termination Event. On the delivery of the written notice referred to in Section 7, 8, or 9 in connection with the valid termination of this Agreement, the obligations of each of the Parties hereunder shall thereupon terminate and be of no further force and effect (subject to the last sentence of this paragraph). Prior to the delivery of such notice the Holders may waive the occurrence of a Holder Termination Event and AFG and the Company may waive the occurrence of a Company

Termination Event. No such waiver shall affect any subsequent termination event or impair any right consequent thereon. Upon termination of this Agreement, no Party shall have any continuing liability or obligation to the other Parties hereunder except as expressly provided otherwise herein; provided, however, that no such termination shall relieve any Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.
Section 11.    Disclosure; Publicity. Each of AFG and the Company shall submit to Holder Counsel drafts of any press releases, public documents and the portion of any and all filings with the SEC that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement or the Purchases at least two (2) Business Days prior to making any such disclosure. Except as required by applicable law, no Party or its Representatives shall disclose to any person or entity (including, for the avoidance of doubt, any other Holder), other than Representatives to AFG and the Company, the number of shares, liquidation preference or percentage of any AMPS held by any Holder, in each case, without such Holder’s prior written consent; provided that (i) the Company may disclose to the Regulator, to the extent required by law, the names of the Holders and the consideration provided in the Purchases and (ii) any Party may disclose information requested by a Regulator to the Regulator without limitation or notice to any Party or other person. Each of the Company and AFG shall be permitted to disclose the number of shares, liquidation preference or percentage of AMPS held by the Holders in the aggregate.
Section 12.    Amendments. This Agreement may be modified, amended, or supplemented by a written agreement executed by the Company, AFG and Holders that (i) own, in the aggregate, 66 2/3% of the liquidation preference of AMPS held by the Holders as a whole and (ii) represent at least 33% in number of the Holders party to this Agreement that hold at least $5,000,000 face amount of AMPS (any Holders that are affiliated counting as a single Holder); provided that, without the consent of each Holder, no such modification, amendment or supplement may have an adverse impact on such Holder that is disproportionate to such Holder relative to the other Holders by its terms; may decrease the amount of consideration to be paid in the Purchases; extend the Outside Date, the Commencement Date or the Notice Date beyond 30 days; or amend Section 5(c)(2) or the Term Sheet beside the caption “Senior Surplus Notes”; provided further that, without the prior consent of the Holders, the Company and AFG may modify, amend or supplement the transaction mechanics to the extent reasonably necessary to mechanically effectuate the economic terms of this Agreement on the terms contemplated hereby; provided that such modification, amendment or supplement does not impact the economic terms or substantive requirements of this Agreement or the Transactions or otherwise adversely affect the Holders and the Holders are promptly notified thereof.
Section 13.    Further Assurances. Each of the Parties hereby further covenants and agrees to cooperate in good faith to execute and deliver all further documents and agreements and take all further action that may be commercially reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement.
Section 14.    Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits to the jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding.
Section 15.    Notices. All demands, notices, requests, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier service, messenger, facsimile, telecopy, or if duly deposited in the mails, by certified or registered mail, postage prepaid-return receipt requested, and shall be deemed to have been duly given or made (i) upon delivery, if delivered personally or by courier service, or messenger, in each case with record of receipt, (ii) upon transmission with confirmed delivery, if sent by facsimile or telecopy, or (iii) two (2) Business Days after being sent by certified or registered mail, postage pre-paid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:
If to AFG or the Company, to:
Ambac Assurance Corporation
One State Street Plaza
New York, NY 10004
Facsimile: (212) 208-3384
Attn: Stephen M. Ksenak, Esq.
with a copy to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Facsimile: (212) 521-7036
Attn: Steven J. Slutzky, Esq.
If to the Holders, or any Holder, in accordance with the information set forth on its signature page hereto:
with a copy to:
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Facsimile: (212) 715-8000
Attn: Stephen Zide, Esq. and John Bessonette, Esq.
Section 16.    Entire Agreement; Survival. This Agreement together with any confidentiality agreement entered into by Parties hereto constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof, and supersedes all prior agreements with respect to the subject matter hereof. Except as expressly provided otherwise herein, none of the covenants or agreements of the Parties contained in this Agreement shall survive consummation of the Purchases.
Section 17.    Settlement Discussions. This Agreement and the Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, Section 904.08 of the Wisconsin Statutes and any other applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
Section 18.    Expenses. The Company shall pay the reasonable fees and expenses of Holder Counsel (i) (x) that are accrued through the date of this Agreement and that remain unpaid as of such date, within a reasonable time after receiving an invoice from Holder Counsel, and (y) that are accrued from the date of this Agreement through the Closing Date and that remain unpaid as of such date, within a reasonable time after receiving an invoice from Holder Counsel; and in any event such fees and expenses in (x) and (y) shall be paid within five business days of delivery of an invoice. In connection with any litigation or other adversarial proceeding involving the matters contemplated by this Agreement or the Transactions to which the Holders are made a party or threatened to be made a party, the Company shall pay the reasonable and customary fees and expenses of Holder Counsel and one local counsel retained by the Holders reasonably acceptable to the Company.
Section 19.    Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
Section 20.    Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors and assigns, provided, however, that nothing contained in this paragraph shall be deemed to permit sales, assignments, or transfers other than in accordance with Section 6.
Section 21.    Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other parties to sustain damages for which such parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that in the event of any such breach, such other parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such parties may be entitled, at law or in equity.
Section 22.    Several, Not Joint, Obligations. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint.
Section 23.    Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

Section 24.    No Waiver. The failure of any Party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power, or remedy or to demand such compliance.
Section 25.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by telecopier or email shall be as effective as delivery of a manually executed signature page of this Agreement.
Section 26.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 27.    No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third party beneficiary hereof.
Section 28.    Additional Parties. Without in any way limiting the provisions hereof, additional holders of AMPS may elect to become Parties by executing and delivering to AFG and the Company a counterpart hereof. Each such additional holder shall become a Party to this Agreement as a Holder in accordance with the terms of this Agreement and notice thereof shall be promptly provided to the Holders (which may be effected by provision of notice to Holder Counsel).
Section 29.    No Solicitation. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that this Agreement is not, a solicitation with respect to the Purchases.
Section 30.    Consideration. It is hereby acknowledged by the Parties hereto that, other than as described or permitted herein and in the Term Sheet, no consideration shall be due or paid to the Holders for their agreement to sell their AMPS in the Purchases or provide a proxy with an instruction to vote in favor of the Purchases and the Charter Amendment at the Special Meeting in accordance with the terms and conditions of this Agreement and the Definitive Documentation.
Section 31.    Receipt of Adequate Information; Representation by Counsel. Each Party acknowledges that it has received adequate information to enter into this Agreement and that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party shall have no application and is expressly waived. The provisions of the Agreement shall be interpreted in a reasonable manner to effect the intent of the Parties.

Section 32.    Interpretation. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first above written.
AMBAC ASSURANCE CORPORATION

By: /s/ Claude LeBlanc    ________
Name: Claude LeBlanc
Title:     President

AMBAC FINANCIAL GROUP, INC.

By: /s/ Claude LeBlanc    ________
Name: Claude LeBlanc
Title:     President

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
CVI AA Lux Securities S.à.r.l
By CarVal Investors, LLC
Its Attorney-in-Fact

By:_/s/ Jeremiah Gerhardson______
Name: Jeremiah Gerhardson
Title: Authorized Signer
Attn: GCS Operations
9320 Excelsior Boulevard, 7th Floor
Hopkins, Minnestoa 53343
E-mail: Carval_Gesadminmpls@carval.com
Fax: (952) 367-1473

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
CVI CVF Lux Securities Trading S.à.r.l
By CarVal Investors, LLC
Its Attorney-in-Fact

By:_/s/ Jeremiah Gerhardson______
Name: Jeremiah Gerhardson
Title: Authorized Signer
Attn: GCS Operations
9320 Excelsior Boulevard, 7th Floor
Hopkins, Minnestoa 55343
E-mail: Carval_Gesadminmpls@carval.com
Fax: (952) 367-1473

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
CVIC Lux Securities Trading S.à.r.l
By CarVal Investors, LLC
Its Attorney-in-Fact

By:_/s/ Jeremiah Gerhardson______
Name: Jeremiah Gerhardson
Title: Authorized Signer
Attn: GCS Operations
9320 Excelsior Boulevard, 7th Floor
Hopkins, Minnestoa 55343
E-mail: Carval_Gesadminmpls@carval.com
Fax: (952) 367-1473

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
CVIC II Lux Securities Trading S.à.r.l
By CarVal Investors, LLC
Its Attorney-in-Fact

By:_/s/ Jeremiah Gerhardson______
Name: Jeremiah Gerhardson
Title: Authorized Signer
Attn: GCS Operations
9320 Excelsior Boulevard, 7th Floor
Hopkins, Minnestoa 55343
E-mail: Carval_Gesadminmpls@carval.com
Fax: (952) 367-1473

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
CVI CHVF Lux Securities S.à.r.l
By CarVal Investors, LLC
Its Attorney-in-Fact

By:_/s/ Jeremiah Gerhardson______
Name: Jeremiah Gerhardson
Title: Authorized Signer
Attn: GCS Operations
9320 Excelsior Boulevard, 7th Floor
Hopkins, Minnestoa 55343
E-mail: Carval_Gesadminmpls@carval.com
Fax: (952) 367-1473

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
EJF CAPITAL LLC

By:_/s/ Neal Wilson______
Name: Neal Wilson
Title: COO
Address: 2107 Wilson Blvd
Suite 400
Arlington, VA 22201

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
GOLDEN TREE ASSET MANAGEMENT LP

By:_/s/ Peter Alderman______
Name: Peter Alderman
Title: Vice President
Address: 300 Park Avenue
New York, NY 10022
Facsimile No.: 212-847-3496
Attn: Peter Alderman

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
THE IBS TURNAROUND FUND (QP) (A LIMITED PARTNERSHIP)

By:_/s/ David Taft______
Name: David Taft
Title: President, IBS Capital LLC, its General Partner
Address: One International Place, Suite 3120
Boston, MA 02110
Facsimile No.: (617) 261-5373
Attn: David Taft

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
THE IBS TURNAROUND FUND, L.P.

By:_/s/ David Taft______
Name: David Taft
Title: President, IBS Capital LLC, its General Partner
Address: One International Place, Suite 3120
Boston, MA 02110
Facsimile No.: (617) 261-5373
Attn: David Taft

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
THE IBS OPPORTUNITY FUND, LTD.

By:_/s/ David Taft______
Name: David Taft
Title: President, IBS Capital LLC, its Investment Manager
Address: One International Place, Suite 3120
Boston, MA 02110
Facsimile No.: (617) 261-5373
Attn: David Taft

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
NEW GENERATION, ADVISORS, LLC

By:_/s/ Frederick Baily Dent, III______
Name: Frederick Baily Dent, III
Title: Vice President of the General Partner
Address: 13 Elm Street
Manchester, MA 01944
Facsimile No.: 978-704-6210

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
PLUSTICK MANAGEMENT LLC

By:_/s/ Thomas J. Hill______
Name: Thomas J. Hill
Title: Managing Partner
Address: 200 6th St, NE
Charlottesville, VA 22902

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
WILFRID INVESTMENT PARTNERS LP

By:_/s/ Nicholas W. Walsh______
Name: Nicholas W. Walsh
Title: Principal
Address: 4 Westchester Park Drive Suite #330
White Plains, NY 10604
Facsimile No.: nww@wilfridaubrey.com

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
ALIMCO Financial Corporation

By:_/s/ Alan B. Howe______
Name: Alan B. Howe
Title: President, ALIMCO Financial Corporation
Address: 3300 S. Dixie Highway, Suite 1-365
West Palm Beach, FL 33405
Facsimile No.: 858-815-7899
Attn: Alan B. Howe

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
MILFAM II, LP

By:_/s/ Neil S. Subin______
Name: Neil S. Subin
Title: President, Milfam LLC as Manager of
Milfam II, LP
Address: 3300 S. Dixie Highway, Suite 1-365
West Palm Beach, FL 33405
Attn: Neil S. Subin

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
BLACK RHINO, LP

By:_/s/ Jeffrey F. Magee, Jr______
Name: Jeffrey F. Magee, Jr
Title: Chief Operation Officer
Of: Broadbill Investment Partners, LLC
As: Sub-advisor to Black Rhino, LP
Address: c/o Broadbill Investment Partners, LLC
157 Columbus Avenue, 5th FL
New York, NY 10023
Facsimile No.: (646) 792-7264
Attn: Kurt Lageschulte

[Signature Page – Preferred Stock Repurchase and Support Agreement]

HOLDER:
UNITED STATES DEBT RECOVERY XII
UNITED STATES DEBT RECOVERY XVI
UNITED STATES DEBT RECOVERY XVII

By:_/s/ Nate E. Jones___
Name: Nate E. Jones
Title: Managing Director
Address: 190 W. Huffaker
Suite 408
Reno, NV 89511

[Signature Page – Preferred Stock Repurchase and Support Agreement]

Exhibit A
Term Sheet

(see attached)

Term Sheet
THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY OFFER WITH RESPECT TO ANY SECURITIES, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES OR OTHER APPLICABLE LAWS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS GIVEN THERETO IN THE PREFERRED STOCK REPURCHASE AND SUPPORT AGREEMENT TO WHICH THIS TERM SHEET IS ATTACHED.

The Purchases
Subject to the satisfaction of the conditions precedent set out below (a) the Company will repurchase AMPS from the Holders of the AMPS (the “Repurchase”) by exchanging Senior Surplus Notes with a total outstanding amount (including accrued and unpaid interest thereon through the Signing Date) equal to $555 for each $1,000 of liquidation preference of AMPS subject to the Purchases (as defined below), plus accrued interest thereon from the day following the Signing Date through the day immediately prior to the Closing Date, and (b) AFG will purchase AMPS from such Holders of the AMPS (the “AFG Purchase” and, together with the Repurchase, the “Purchases”) in exchange for (i) $20 in cash for each $1,000 of liquidation preference of AMPS subject to the Purchases and (ii) 1.49230 warrants (1) (rounded down to the nearest whole warrant) to purchase an equivalent number of shares of common stock of AFG at a strike price of $16.67 for each $1,000 of liquidation preference of AMPS subject to the Purchases.(2)  For each share of each series of AMPS repurchased with a liquidation preference of $25,000, each Holder will receive Senior Surplus Notes with a total outstanding amount (including accrued and unpaid interest thereon through the Signing Date) equal to $13,875, plus accrued interest thereon from the day following the Signing Date through the day immediately prior to the Closing Date, from AAC and $500 in cash from AFG and 37.308 warrants ($354.42 (3) in value in warrants) to purchase an equivalent number of shares of common stock of AFG at a strike price of $16.67. The Purchases shall be effectuated through an exchange offer open to all holders of AMPS, subject to the eligibility requirements set forth in the column opposite the heading “Holders Eligible to Participate in the Repurchase.” The Purchases may be structured so that the consideration described above is available only to holders of AMPS that tender within a specified time period, as determined by the Company in its sole discretion; provided that any decrease in the consideration described above shall not occur prior to the 9th business day following commencement of the Purchase Offer. Any AMPS purchased by the Company pursuant to the Repurchase shall be cancelled.

1     Equivalent to $14.177 in value in warrants based on assumed value of $9.50 and a maximum number of warrants to be issued of 985,331 assuming 100% participation.
2     The Purchases shall be consummated simultaneously and, for the avoidance of doubt, approximately $0.4108 of each dollar of AMPS purchased in the Purchases (taken together) will be surrendered as discount by the Holder of such AMPS.
3.    Based on assumed value of $9.50.

Special Meeting
The Company shall call a special meeting of the Company’s shareholders (the “Special Meeting”), and each Holder shall cast all votes held by the Holder in favor of the Purchases and the Charter Amendments, as defined below, at the Special Meeting.

Amendments
Each Holder shall support and cast all votes held by the Holder in favor of the following amendment (the “Charter Amendment”) to the Company’s Restated Articles of Incorporation, dated February 13, 2004, as amended by the Articles of Amendment, dated December 4, 2008, June 7, 2010 and February 16, 2018, as may be further amended from time to time (the “Articles of Incorporation”): deleting Section 7(c) of the Articles of Incorporation (the Charter Amendment together with the Purchases, the “Transactions”).

Transaction Sequencing
Following approval at the Special Meeting, the Charter Amendment will become effective upon filing with the Wisconsin Office of the Commissioner of Insurance on the Closing Date and will become operative immediately following the Purchases on the terms specified herein and in the Agreement and the Purchase Documentation (as such terms are defined in the Agreement to which this Term Sheet is attached).

Conditions Precedent to the Purchases
Consummation of the Purchases is subject to the following conditions precedent being satisfied or, in the Company’s sole discretion, in the case of (i) or (iv) below, waived:
i.    An aggregate of 80% participation by liquidation preference outstanding from holders of AMPS in both Purchases (the “Minimum Participation Condition”);
ii.    The affirmative vote of holders of at least two-thirds in aggregate liquidation preference of AMPS in favor of the Transactions at the Special Meeting;
iii.    Receipt of approval of Wisconsin Office of the Commissioner of Insurance pursuant to applicable law and operative documents;
iv.    Receipt by the Company of a satisfactory opinion of Sidley Austin LLP as to certain tax matters;
v.    The Preferred Stock Repurchase and Support Agreement, dated as of June 22, 2018, among the Company, AFG, and the Holders party thereto, has not been terminated;
vi.    Neither Purchase has been determined to violate any applicable law or interpretation of the staff of the Securities and Exchange Commission;
vii.    The absence of any statute, law, rule, regulation, judgment, order, decree or injunction which prohibits or prevents the closing of either Purchase or any other transactions to be effected on the Closing Date; and
viii.    The existing fiscal agent of the Senior Surplus Notes shall not have taken any action that would reasonably be expected to prevent the consummation of either Purchase.

Holders Eligible to Participate in the Repurchase
The Purchases are being made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and only to holders of AMPS who are either (x) institutional “accredited investors” within the meaning of subsection (1), (2), (3) or (7) of Rule 501(a) under the Securities Act of 1933, as amended, (y) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (z) a non-U.S. person within the meaning of Rule 902 of the Securities Act. Additionally, to be eligible for either Purchase, a Holder must participate in both Purchases.

Senior Surplus Notes
The Company’s outstanding 5.1% surplus notes due 2020 (the “Senior Surplus Notes”) (CUSIP 023138AA8). All of the Senior Surplus Notes to be issued in the Purchases are held in and will be issued from Treasury, will be issued through DTC, will have the same CUSIP and seniority as the existing outstanding Senior Surplus Notes, and will be able to be resold pursuant to Rule 144A.

Closing Date
The closing date for the Purchases (the “Closing Date”) will be promptly after the waiver by the Company and AFG or satisfaction of all conditions precedent. It is expected that the Closing Date will be the [business day] immediately following such satisfaction or waiver of all conditions precedent. The Amendments will become automatically operative immediately following the Purchases.

Exhibit B
Proxy

(see attached)

PROXY
THIS PROXY IS GIVEN TO AMBAC ASSURANCE CORPORATION (THE “COMPANY”) TO BE VOTED AT THE SPECIAL MEETING OF HOLDERS OF AUCTION MARKET PREFERRED SHARES (THE “AMPS”) AND HOLDERS OF COMMON STOCK TO BE HELD PURSUANT TO THE AGREEMENT, AS DEFINED BELOW, AND ANY ADJOURNMENTS THEREOF.
The undersigned, as a holder of AMPS, hereby appoints [Claude LeBlanc, David Trick. Stephen Ksenak and William White] and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of holders of AMPS and common stock to be held pursuant to the Agreement and any adjournments thereof (the “Special Meeting”), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting with all powers possessed by the undersigned if the undersigned was personally present at the Special Meeting. The undersigned hereby revokes any proxy heretofore given with respect to the matters to be voted on at the Special Meeting. Any capitalized terms used, but not defined, herein have the meaning assigned to such terms in the Preferred Stock Repurchase and Support Agreement, dated as of June 22, 2018 (the “Agreement”), among the Company, Ambac Financial Group, Inc. (“AFG”) and the undersigned and certain other holders party thereto (collectively with the undersigned, the “Holders”).
The purposes of the meeting shall be to vote on the following matters (as more thoroughly described in the shareholder resolution substantially in the form attached hereto as Exhibit A):

•
The proposal for (i) the Company to repurchase AMPS from the Holders of the AMPS (the “Repurchase”) by exchanging Senior Surplus Notes with a total outstanding amount (including accrued and unpaid interest thereon through the date of the Agreement) equal to $555 for each $1,000 of liquidation preference of AMPS subject to the Purchases (as defined below), plus accrued interest thereon from the day following the date of the Agreement through the day immediately prior to the closing date, and (ii) AFG to purchase AMPS from the Holders of the AMPS (the “AFG Purchase” and, together with the Repurchase, the “Purchases”) in exchange for $20 in cash for each $1,000 of liquidation preference subject to the Purchases and 1.49230 (4) warrants to purchase an equivalent number of shares of common stock of AFG at a strike price of $16.67 for each $1,000 of liquidation preference of AMPS subject to the Purchases;

•
The proposal for the Company’s Restated Articles of Incorporation, dated February 13, 2004, as amended by the Articles of Amendment, dated December 4, 2008, June 7, 2010 and February 16, 2018, as may be further amended from time to time (the “Articles of Incorporation”) to be amended as follows: deleting Section 7(c) of the Articles of Incorporation (together, the “Charter Amendment” and together with the Purchases, the “Transactions”); and

•
The proposal for the adjournment, postponement or continuation of the Special Meeting to a later date to solicit additional proxies in favor of the Transactions in the event that there are not sufficient votes to approve and adopt the Transactions at the Special Meeting.

Any holder of AMPS giving a proxy has the power to revoke it prior to the Special Meeting by: (1) giving notice of such revocation in writing to the Secretary of the Company at Ambac Assurance Corporation, One State Street Plaza, New York, NY 10004; (2) by executing a subsequent proxy, provided that any such action is taken prior to the Special Meeting; or (3) by attending and voting in person at the Special Meeting. Attendance at the Special Meeting by a holder of AMPS who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy. If a holder of AMPS holds such shares in “street name” by a broker and has directed their broker to vote their AMPS, they should instruct their broker to change the holder’s vote or obtain a proxy to vote their AMPS if they wish to cast their vote in person at the Special Meeting. In the event the Agreement is terminated in accordance with its terms, this proxy shall automatically terminate.
The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposals. Please mark your choice like this: ☒

4.	Equivalent to $14.177 in value in warrants based on assumed value of $9.50 and a maximum number of warrants to be issued of 985,331 assuming 100% participation.

Proposals
Holders of AMPS are asked to vote on the Purchases and Charter Amendments substantially in such form as in the resolutions attached hereto as Exhibit A.
1.    The proposal to approve the Purchases.
☐    FOR
☐    AGAINST
☐    ABSTAIN
2.    The proposal to approve the Charter Amendment.
☐    FOR
☐    AGAINST
☐    ABSTAIN
3.    The proposal to approve the adjournment, postponement or continuation of the Special Meeting, if necessary.
☐    FOR
☐    AGAINST
☐    ABSTAIN
Print and sign your name below exactly as it appears [above/below] and date this proxy card. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title, as such. Joint owners should each sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by an authorized person.
☐    CHECK HERE ONLY IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON

Date:	, 2018

Signature

Signature, if held jointly

Name of Shareholder

Address

On the date hereof, the above signing shareholder owns the following:

(a)	__________________ Series A AMPS

(b)	__________________ Series B AMPS

(c)	__________________ Series C AMPS

(d)	__________________ Series D AMPS

(e)	__________________ Series E AMPS

(f)	__________________ Series F AMPS

(g)	__________________ Series G AMPS

(h)	__________________ Series H AMPS

PLEASE MARK, SIGN, AND DATE AND PROMPTLY RETURN THIS PROXY TO
Ambac Assurance Corporation
Attn: General Counsel
One State Street Plaza
New York, New York 10004
email:
fax:

Exhibit C
Joinder
This Joinder Agreement to the Preferred Stock Repurchase and Support Agreement, dated as of June [___], 2018 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), entered into by and among Ambac Assurance Corporation (the “Company”), Ambac Financial Group, Inc. (“AFG”), and the holders (each, a “Holder”) of a material portion of outstanding Auction Market Preferred Shares, is executed and delivered by ________________________________ (the “Joining Party”) as of ______________, 2018. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.
1.Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be a “Holder” and “Party” for all purposes under the Agreement and with respect to any and all AMPS held by such Joining Party following the transfer.
2.Representations and Warranties. With respect to the aggregate amount of the AMPS set forth below its name on the signature page hereto, the Joining Party hereby makes the representations and warranties of a Holder as set forth in Section 5 of the Agreement to each other Party to the Agreement.
3.Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
[Signature page follows.]

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address:

    Facsimile No.:
    Attn.:

Liquidation Preference of Series A AMPS Owned:	$[●]
Liquidation Preference of Series B AMPS Owned:	$[●]
Liquidation Preference of Series C AMPS Owned:	$[●]
Liquidation Preference of Series D AMPS Owned:	$[●]
Liquidation Preference of Series E AMPS Owned:	$[●]
Liquidation Preference of Series F AMPS Owned:	$[●]
Liquidation Preference of Series G AMPS Owned:	$[●]
Liquidation Preference of Series H AMPS Owned:	$[●]